Exhibit 10.2

FORM OF DEED OF IRREVOCABLE UNDERTAKING - DIRECTOR

To:	Marsh & McLennan Companies, Inc.
1166 Avenue of the Americas,
New York, New York 10036-2774

AND
MMC Treasury Holdings (UK) Limited (the “Offeror”)
1 Tower Place West
Tower Place
London
EC3R 5BU

AND
Jardine Lloyd Thompson Group plc (the "Company")
The St Botolph Building
138 Houndsditch
London
EC3A 7AW

___________ 2018
Dear Sirs -
Offer for Jardine Lloyd Thompson Group plc
I understand that the Offeror is considering the Acquisition substantially on the terms and conditions set out or referred to in a draft of the announcement announcing the Acquisition to be issued by the Offeror pursuant to Rule 2.7 of the City Code on Takeovers and Mergers (the “Code”) (the “Announcement”), and/or on such other terms and conditions as may be required by the Code and/or the requirements of the Financial Conduct Authority acting in its capacity as the UK Listing Authority (the “UKLA”) and the London Stock Exchange plc (the “London Stock Exchange”) or any other relevant securities exchange and/or as are customarily included in offers made under the Code.
All references in this undertaking to the “Acquisition” shall:

(i)
mean the proposed acquisition by or on behalf of the Offeror or any of its subsidiaries of the shares in the Company, which acquisition may be by way of takeover offer (within the meaning of section 974 of the Companies Act 2006) (referred to in this undertaking as the “Offer”) or a scheme of arrangement (under Part 26 of the Companies Act 2006) (referred to in this undertaking as the “Scheme”) and, if made by or on behalf of a subsidiary, all references to the “Offeror” shall be deemed to include that subsidiary; and

(ii)
include any revision or variation in the terms of any acquisition as referred to in paragraph (i) above which represents, in the reasonable opinion of MMC’s financial advisers, no diminution in the value of the Offer or Scheme (as the case may be).

The terms of paragraphs 2 and 3 of this undertaking are conditional upon your announcing by 5.00 p.m. (London time) on 18 September 2018 (or such later date as the Company and the Offeror may agree) a firm intention to make an offer to the shareholders of the Company pursuant to rule 2.7 of the Code in order to implement the Acquisition.
This undertaking sets out the terms and conditions on which I will, if the Acquisition is implemented by way of a Scheme, vote in favour of the Scheme or, if the Acquisition is implemented by way of an Offer, accept the Offer.

1.	Warranties and undertakings
I irrevocably and unconditionally undertake, represent and warrant to the Offeror that:

(i)
I am the beneficial owner of (or am otherwise able to control the exercise of all rights attaching to, including voting rights and the ability to procure the transfer of), and/or am the registered holder of, the number of ordinary shares of 5p each in the capital of the Company set out in Part A of the Schedule to this undertaking (the “Director Shares”, which expression shall include any other shares in the Company issued or transferred to me after the date hereof);

(ii)
my spouse is the beneficial owner of (or is otherwise able to control the exercise of all rights attaching to, including voting rights and the ability to procure the transfer of), and/or is the registered holder of, the number of ordinary shares of 5p each in the capital of the Company set out in Part C of the Schedule to this undertaking (the "Spouse Shares", which expression shall include any other shares in the Company issued or transferred to my spouse after the date hereof, and, together with the Director Shares, the "Shares");

(iii)	I am not and my spouse is not interested in any shares or other securities of the Company other than those of which details are set out in the Schedule to this undertaking;

(iv)
(to the extent I or my spouse hold Shares) I am able to transfer the Director Shares and my spouse is able to transfer the Spouse Shares free from all liens, equities, charges, encumbrances, options, rights of pre-emption, and any other third party rights and interests of any nature;

(v)
(to the extent I or my spouse hold Shares) I shall not (and shall use reasonable endeavours to procure that my spouse shall not) without the Offeror’s consent, prior to the earlier of the Acquisition closing (or, if applicable, becoming effective) or lapsing:

(a)
sell, transfer, charge, encumber, grant any option over or otherwise dispose of or permit the sale, transfer, charging or other disposition or creation or grant of any other encumbrance or option of or over all or any of such Shares or interest in such Shares except (i) under the Acquisition and (ii) the sale of Shares as may be required to cover income tax and employee national insurance contributions in respect of vesting or awards or exercise of options under the Company's share plans, or accept any offer in respect of all or any of such Shares other than the Offer or vote in favour of any scheme of arrangement in respect of the Shares other than the Scheme; or

(b)
in my capacity as a shareholder of the Company (other than pursuant to the Acquisition), enter into any agreement or arrangement or permit any agreement or arrangement to be entered into or incur any obligation or permit any obligation to arise:

(I)	in relation to, or operating by reference to, Shares or other securities of the Company; or

(II)	to do all or any of the acts referred to in paragraph 1(v)(a) above; or

(III)	which would or might preclude me from complying with my obligations under paragraphs 2 or 3, and references in this paragraph (v) to any agreement, arrangement or obligation shall include any such agreement, arrangement or obligation whether or not subject to any conditions or which is to take effect upon or following the Acquisition closing (or, if applicable, becoming effective) or lapsing or upon or following this undertaking ceasing to be binding or upon or following any other event;

(vi)
(to the extent I or my spouse hold Shares) prior to the earlier of the Acquisition closing (or, if applicable, becoming effective) or lapsing, I shall not, in my capacity as a shareholder of the Company (and shall use reasonable endeavours to procure that my spouse shall not), without the consent of the Offeror, convene or requisition, or join in convening or requisitioning, any general or class meeting of the Company for the purposes of voting on any resolution referred to under paragraphs 2(ii) below; and

(vii)
(to the extent I or my spouse hold Shares) prior to the earlier of the Acquisition closing (or, if applicable, becoming effective) or lapsing and with the exception of the Shares and the exercise of options and vesting of awards under any of the Company’s share plans, I will not (and will use reasonable endeavours to procure that my spouse will not) acquire any shares or other securities of the Company (or any interest therein) unless any such shares, securities or interests (including for these purposes shares arising on exercise of options) that are acquired by me or my spouse are included in the expression “Shares” for the purposes of this undertaking and I shall notify the Offeror immediately of any such acquisition and of any other dealing, disposal or change in the number of Director Shares and, I shall notify the Offeror immediately upon any such acquisition and of any other dealing, disposal or change in the number of Spouse Shares held by my spouse.

2.	Scheme
I irrevocably and unconditionally undertake, if the Acquisition is implemented by way of the Scheme, to the Offeror that:

(i)
(to the extent I or my spouse hold Shares) I shall (and shall use reasonable endeavours to procure that my spouse shall) exercise, or, where applicable, procure the exercise of, all voting rights attaching to the Shares to vote in favour of any resolution (whether or not amended and whether put on a show of hands or a poll) which is proposed at any general meeting of the Company (including any adjournment thereof) (“General Meeting”) or at any meeting of holders of shares in the Company convened by a Court (including any adjournment thereof) (“Court Meeting”) which is necessary to implement the Acquisition;

(ii)
(to the extent I or my spouse hold Shares) I shall (and shall use reasonable endeavours to procure that my spouse shall) exercise, or, where applicable, procure the exercise of, all voting rights attaching to the Shares to vote against any resolution (whether or not amended and whether put on a show of hands or a poll) which is proposed at any General Meeting or any Court Meeting which is reasonably likely to impede or frustrate the Acquisition in any way (which shall include any resolution to approve a scheme of arrangement relating to the acquisition of any shares in the Company by a third party);

(iii)
(to the extent I or my spouse hold Shares) I shall, in my capacity as a shareholder of the Company, (and shall use reasonable endeavours to procure that my spouse shall) exercise, or, where applicable, procure the exercise of, all rights attaching to the Shares to requisition or join in the requisitioning of any general meeting of the Company for the purposes of voting on any resolution referred to under paragraph (i) above, or to require the Company to give notice of any such meeting, only in accordance with the Offeror’s instructions;

(iv)
for the purpose of voting on any resolution referred to under paragraphs (i) and (ii) above, I shall (and shall use reasonable endeavours to procure that my spouse shall), if required by the Offeror, execute any form of proxy required by the Offeror appointing any person nominated by the Offeror to attend and vote at the relevant meetings;

(v)
(to the extent I or my spouse hold Shares) without prejudice to paragraph 2(iv), and in the absence of any such requirement by the Offeror, I shall (and shall use reasonable endeavours to procure that my spouse shall) after the posting of the circular to be sent to shareholders of the Company containing an explanatory statement in respect of the Scheme (the “Scheme Document”) (and without prejudice to any right I or my spouse have to attend and vote in person at the Court Meeting and the General Meeting to implement the Acquisition), return, or procure the return of, if applicable, the signed forms of proxy enclosed with the Scheme Document (completed and signed and voting in favour of the resolutions to implement the Acquisition) in accordance with the instructions printed on those forms of proxy and, if applicable, in respect of any Shares held in uncertificated form, take or procure the taking of any action which may be required by the Company or its nominated representative in order to make a valid proxy appointment and give valid proxy instructions (voting in favour of the resolutions to implement the Acquisition), as soon as possible and in any event within ten days after the posting of the Scheme Document; and

(vi)
(to the extent I or my spouse hold Shares) I shall not (and shall use reasonable endeavours to procure that my spouse shall not) revoke the terms of any proxy executed or returned in accordance with paragraphs 2(iv) and (v), either in writing or by attendance at any General Meeting or Court Meeting or otherwise.

3.	Offer
I irrevocably and unconditionally undertake, if the Acquisition is implemented by way of the Offer, to the Offeror that:

(i)
(to the extent I or my spouse hold Shares) upon the Offer being made, I will (and will use reasonable endeavours to procure that my spouse will) be able to accept or, where applicable, procure the acceptance of the Offer in respect of the Shares and to transfer the Shares free from all liens, equities, charges, encumbrances, options, rights of pre-emption and any other third party rights and interests of any nature and together with all rights now or hereafter attaching or accruing to them, including voting rights and the right to receive and retain in full all dividends of any nature and other distributions (if any) where any such distribution is declared, made or paid on or after the date on which the Offer becomes unconditional in all respects;

(ii)
(to the extent I or my spouse hold Shares) I shall (and shall use reasonable endeavours to procure that my spouse shall) as soon as possible and in any event within ten days after the posting of the formal document containing the Offer (the “Offer Document”) (or, in respect of any Shares allotted to me after the posting of the Offer Document, within ten days of such allotment) duly accept or procure acceptance of the Offer in accordance with its terms in respect of the Shares and, in respect of any Shares held in certificated form, shall forward the relevant share certificate(s) to the Offeror or its nominated representative (or a form of indemnity acceptable to the directors of the Company in respect of any lost certificate(s)) at the time of acceptance and, in respect of any Shares held in uncertificated form, shall procure that the CREST nominee is instructed to accept the Offer;

(iii)
(to the extent I or my spouse hold Shares) notwithstanding that the terms of the Offer Document will confer rights of withdrawal on accepting shareholders, I shall not (and shall use reasonable endeavours to procure that my spouse shall not) withdraw any acceptance of the Offer in respect of the Shares or any of them and shall procure that no rights to withdraw any acceptance in respect of such Shares are exercised; and

(iv)
(to the extent I or my spouse hold Shares) the Shares shall be acquired by the Offeror free from all liens, equities, charges, encumbrances, options, rights of pre-emption and any other third party rights and interests of any nature and together with all rights now or hereafter attaching or accruing to them, including voting rights and the right to receive and retain in full all dividends of any nature and other distributions (if any) where any such distribution is declared, made or paid on or after the date on which the Offer becomes unconditional in all respects.

4.	Miscellaneous

(i)	I shall promptly notify you in writing of any change to or inaccuracy in any information supplied, or representation or warranty given, by me under this undertaking.

(ii)
I consent to the issue of an announcement incorporating references to me to this undertaking substantially in the terms set out in the Announcement. I understand that, if the Acquisition proceeds, this undertaking will be made available for inspection until the end of the offer period (as defined in the Code) and that particulars of it will be contained in the Scheme Document or the Offer Document (as the case may be).

(iii)	This undertaking shall not oblige the Offeror to announce or proceed with the Acquisition but shall cease to have any effect:

(a)
if the Offeror shall not have announced a firm intention to proceed with the Acquisition pursuant to rule 2.7 of the Code by 5.00 p.m. (London time) on 18 September 2018 (or such later date as the Company and the Offeror may agree);

(b)
if the Scheme Document or Offer Document (as the case may be) has not been posted within 28 days of the issue of the Announcement (or within such longer period as the Offeror, with the consent of the Panel on Takeovers and Mergers, determines), provided that if the Acquisition was initially being implemented by way of a Scheme and the Offeror elects to exercise its right to implement the Acquisition by way of an Offer, or vice versa, the time period in this paragraph (b) shall be extended to refer to within 28 days of the issue of the press announcement announcing the change in structure (or such other date for the posting of the Offer Document or Scheme Document (as applicable) as the Panel may require); or

(c)
on the earlier of (I) the Long Stop Date (as defined in the Announcement); or (II) the date on which the Acquisition (whether implemented by way of a Scheme or an Offer) is withdrawn or lapses in accordance with its terms, provided that this paragraph 4(iii)(c) (II) shall not apply where the Acquisition is withdrawn or lapses as a result of the Offeror exercising its right to implement the Acquisition by way of an Offer in accordance with the Code rather than by way of a Scheme or vice versa.

(iv)	Any time, date or period mentioned in this undertaking may be extended by mutual agreement but as regards any time, date or period originally fixed or extended, time shall be of the essence.

(v)
I agree that, if I fail to comply with any of the undertakings contained herein, damages would not be an adequate remedy and accordingly the Offeror shall be entitled to seek the remedies of specific performance, injunction or other equitable relief.

(vi)
This undertaking shall be governed by and construed in accordance with English law. Any matter, claim or dispute, whether contractual or non-contractual, arising out of or in connection with this undertaking is to be governed by and determined in accordance with English law and shall be subject to the exclusive jurisdiction of the English courts. I irrevocably submit and agree to submit to the jurisdiction of the courts of England. I hereby waive (and agree not to raise) any objection on the ground of forum non conveniens, or on any other ground, to the jurisdiction of the courts of England.

554630039

I intend this undertaking to be a deed and execute and deliver it as a deed.

Signed as a deed by        )
[Signatory]            )     _________________________________
in the presence of:        )

_________________________        Signature of the witness
_________________________        Name of the witness
_________________________        Address of the witness
_________________________
_________________________
_________________________        Occupation of the witness

Schedule
Part A: The Director Shares
Number of ordinary shares I hold beneficially:[---------------]

Part B: The Company's Share Plans
Number of ordinary shares under option/award under the Company's share plans:
LTIP: [-------------]
Deferred Bonus Share Plan: [----------------]
Number of ordinary shares held in the Company's Share Incentive Plan: [---------------]
Part C: The Spouse Shares
Number of ordinary shares my spouse holds beneficially: [-------------]